SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                SurModics, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                 SURMODICS, INC.
                              ___________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              ___________________

         The Annual Meeting of Shareholders of SurModics, Inc. will be held on January 24, 2000, at 4:00 p.m. (Minneapolis time), at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, for the following purposes:

         1.       To set the number of directors at seven (7).

         2.       To elect Class I directors.

         3.       To approve the Company's 1999 Employee Stock Purchase Plan.

         4. To amend the Articles of Incorporation, including an increase of the authorized Common Stock from 15,000,000 to 45,000,000 shares.

         5. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

         Only shareholders of record at the close of business on December 3, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         Dale R. Olseth
                                         Chairman and Chief Executive Officer

Eden Prairie, Minnesota
December 14, 1999

                               SURMODICS, INC.

                         Annual Meeting of Shareholders
                                January 24, 2000

                              ___________________

                                 PROXY STATEMENT
                              ___________________


                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of SurModics, Inc. ("the Company") for use at the Annual Meeting of Shareholders to be held on January 24, 2000, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about December 14, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed December 3, 1999, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 3, 1999, 7,728,690 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

                             PRINCIPAL SHAREHOLDERS

         The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of December 3, 1999. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

  Name and Address of                 Number of Shares            Percent of
   Beneficial Owner                  Beneficially Owned           Class (1)

Arbor Capital Management                     628,500                8.1%
120 South 6th Street, Suite 1000
Minneapolis, MN  55402

Dale R. Olseth                            614,500(2)                7.9%
9924 West 74th Street
Eden Prairie, MN 55344

David A. Koch                             510,300(3)                6.6%
9924 West 74th Street
Eden Prairie, MN  55344


(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 3, 1999, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes 2,500 shares held by Mr. Olseth's wife and 50,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 3, 1999 or within 60 days of such date.

(3) Includes 20,900 shares which may be acquired upon exercise of stock options which are exercisable as of December 3, 1999 or within 60 days of such date, 10,000 shares held by the Greycoach Foundation, over which Mr. Koch has shared voting and investment power, and 66,000 shares held by a Trust for the benefit of Mr. Koch's wife and children. Mr. Koch is one of the Trustees of such Trust and has shared voting and dispositive powers over the shares held by the Trust.

                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of December 3, 1999, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

     Name of Beneficial            Number of Shares        Percent of
 Owner or Identity of Group       Beneficially Owned       Class (1)
 ---------------------------      ------------------       ----------

Dale R. Olseth                          614,500 (2)           7.9%
David A. Koch                          510,300  (3)           6.6%
Patrick E. Guire, Ph.D.                 228,127 (4)           2.9%
Kendrick B. Melrose                     149,502 (5)           1.9%
James C. Powell                          81,863 (6)           1.1%
James J. Grierson                        78,286 (5)           1.0%
Donald S. Fredrickson, M.D.              53,400 (5)              *
Walter H. Diers, Jr.                     52,000 (7)              *
Stephen C. Hathaway                      48,200 (8)              *
Kenneth H. Keller, Ph.D.                 12,600 (9)              *
All officers and directors
  as a group (11 persons)             1,862,278 (10)         23.2%
_______________________
*        Less than 1%

(1)      See footnote (1) to preceding table.

(2)      See footnote (2) to preceding table.

(3)      See footnote (3) to preceding table.

(4) Includes 35,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 3, 1999 or within 60 days of such date.

(5) Includes 20,900 shares which may be acquired upon exercise of stock options which are exercisable as of December 3, 1999 or within 60 days of such date.

(6) Includes 250 shares held by Mr. Powell's wife and 29,600 shares which may be purchased upon exercise of options which are exercisable as of December 3, 1999 or within 60 days of such date.

(7) Includes 13,000 shares which may be acquired upon exercise of stock options which are exercisable as of December 3, 1999 or within 60 days of such date.

(8) Includes 45,200 shares which may be purchased upon exercise of options which are exercisable as of December 3, 1999 or within 60 days of such date.

(9) Includes 12,600 shares which may be purchased upon exercise of options which are exercisable as of December 3, 1999 or within 60 days of such date.

(10) Includes 290,300 shares which may be purchased upon exercise of options which are exercisable as of December 3, 1999 or within 60 days of such date.


                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

General Information

         The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined by the shareholders. The Board of Directors recommends that the number of directors be set at seven. The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only directors who are members of Class I will be elected at the Annual Meeting. The Class I directors will be elected to a three-year term and, therefore, will hold office until the Company's 2003 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The terms of Classes II and III continue until 2001 and 2002, respectively.

         The Board of Directors nominates Patrick E. Guire, Ph.D. and Donald S. Fredrickson, M.D. for re-election as Class I directors. Each Proxy will be voted for each of such nominees unless the Proxy withholds a vote for one or both nominees. If, prior to the meeting, it should become known that either of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each Class I nominee, requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 1,932,174 shares.

         The following information is provided with respect to each director nominee as well as each director whose term continues after the Annual Meeting:

    Name                     Age           Position with Company

Dale R. Olseth               68        Chairman and Chief Executive Officer
Patrick E. Guire, Ph.D.      63        Senior Vice President and Chief
                                       Scientific Officer and Director

Donald S. Fredrickson, M.D. (1)          75        Director
James J. Grierson (2)                    57        Director
Kenneth H. Keller, Ph.D. (1)(2)          65        Director
David A. Koch (1)(2)                     69        Director
Kendrick B. Melrose (1)(2)               59        Director
________________________

(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         Dale R. Olseth (Class III) joined the Company in 1986 as its President (which position he held until 1998), Chief Executive Officer and a director, and has served as Chairman of the Board since 1988. Mr. Olseth also serves on the Board of Directors of The Toro Company and Graco Inc. He served as Chairman or President and Chief Executive Officer of Medtronic, Inc. from 1976 to 1986. From 1971 to 1976, Mr. Olseth served as President and Chief Executive Officer of Tonka Corporation.

         Patrick E. Guire, Ph.D. (Class I) is a co-founder of the Company and has served as Senior Vice President and Chief Scientific Officer and a director since 1980. Dr. Guire is responsible for the research affairs of the Company. Prior to founding SurModics, Dr. Guire was employed by Kallestad Laboratories, Inc. as a senior scientist from 1978 to 1979 and was a researcher at the Midwest Research Institute, Inc. in Kansas City, Missouri from 1972 to 1978.

         Donald S. Fredrickson, M.D. (Class I) was elected a director of the Company in 1991. He has served as President and Chief Executive Officer of D.S. Fredrickson Associates, Inc., an international medical research and biomedical consulting firm since 1987. Dr. Fredrickson served as Vice President, President and Chief Executive Officer during his tenure at the Howard Hughes Medical Institute in Washington D.C. from 1983 to 1987. During 1982 and 1983, he served as a scholar-in-residence at the National Academy of Sciences of the United States of America. From 1975 to 1981, he served as the Director of the National Institutes of Health.

         James J. Grierson (Class II) was elected a director of the Company in 1988. He served as Vice President of Business Development for Honeywell, Inc. from 1992 until his retirement in 1996. He was Vice President of Finance for Honeywell from 1987 to 1992 and its Vice President and Treasurer from 1982 to 1987.

         Kenneth H. Keller, Ph.D. (Class III) was elected a director of the Company in 1997. He has served as Professor of Science and Technology Policy in the Hubert H. Humphrey Institute of Public Affairs at the University of Minnesota since 1996. Dr. Keller was a Senior Fellow at the Council on Foreign Relations from 1989 to 1997. Dr. Keller joined the Chemical Engineering and Materials Science faculty of the University of Minnesota in 1964, and through the years assumed increasing administrative responsibilities, including serving as the twelfth President of the University in 1985, a position he held until 1988, when he moved to Princeton University as a Visiting Fellow.

         David A. Koch (Class III) was elected a director of the Company in 1988. He has served as the Chairman of Graco Inc. since 1985, as its Chief

Executive Officer from 1985 to 1996 and as its President and Chief Executive Officer from 1962 to 1985. Mr. Koch is also a director of ReliaStar Financial Corporation and is Chair of the Federal Reserve Bank of Minneapolis.

         Kendrick B. Melrose (Class II) was elected a director of the Company in 1988. He has served as Chairman of the Board and Chief Executive Officer of The Toro Company since 1987, served as its Chief Executive Officer from 1983 to 1987 and as its President from 1981 to 1983. Mr. Melrose is also a director of Donaldson Company, Inc., Valspar Corporation and Jostens, Inc.

Committee and Board Meetings

         The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is responsible for reviewing the Company's internal control procedures, the quarterly and annual financial statements of the Company, and reviewing with the Company's independent public accountants the results of the annual audit. The Audit Committee met two times during fiscal 1999. The Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company's employee stock plans.
The Compensation Committee met once during the year.

         During fiscal 1999, the Board of Directors held six formal meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and of committee(s) of which he was a member.

Directors Fees

         Directors are not currently paid fees for attending Board or Committee meetings. Non-employee directors are generally compensated with non-qualified stock options as determined by the Board of Directors from time to time. The non-employee directors currently hold non-qualified stock options to purchase an aggregate of 121,000 shares of Common Stock, including options to purchase an aggregate of 21,000 shares granted during fiscal 1999. All such options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expire five to ten years after the date of grant. Such options vest over five year periods commencing on the date of grant. In addition, Messrs. Grierson and Fredrickson are reimbursed for their travel-related expenses incurred in attending meetings of the Board of Directors.


                              CERTAIN TRANSACTIONS

         In August 1997, the Company adopted a plan pursuant to which an employee of the Company could borrow amounts from the Company to fund stock option exercises. No further loans are being granted under this program. Any loan made pursuant to this plan was required to provide for: a five-year term, subject to automatic acceleration to three months after termination of employment; interest payable annually at the prime rate in effect at the time of the loan, paid annually; principal payable at maturity; and a pledge of the shares of Common Stock acquired with the proceeds of the loan as security. Under the terms of this loan program, (i) Walter H. Diers, Jr., Vice President of Corporate Development for the Company, borrowed an aggregate of $80,000 on September 19, 1997, at an interest rate of 8.5%, to exercise an option to purchase an aggregate of 20,000 shares of Common Stock at $4.00 per share and
(ii) James C. Powell, President and Chief Operating Officer, borrowed an aggregate of $56,000 on September 19, 1997, at an interest rate of 8.5% to exercise an option to purchase an aggregate of 14,000 shares of Common Stock at $4.00 per share. Mr. Powell's loan was paid in full during fiscal 1999 and Mr. Diers' loan was paid in full by November 1999.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Chief Executive Officer and each other executive officer of the Company (the "Named Executive Officers") who received total salary and bonus compensation in excess of $100,000 for 1999.


                                        Summary Compensation Table

                                                                                           Long-term
                                                             Annual Compensation         Compensation
                                                             -------------------         ------------
                                                                                           Securities             All
       Name and Principal                     Fiscal        Salary          Bonus      Underlying Options        Other
          Position                             Year           ($)           ($)(1)         (# of shares)    Compensation(2)
--------------------------                    ------        ------    -------------    ------------------   ---------------
Dale R. Olseth,                                1999       $132,088       $ 27,596               15,000            $ 6,148
   Chairman and Chief Executive Officer        1998       $114,944       $ 22,663               10,000            $ 3,938
                                               1997       $109,598       $ 20,408                    0            $ 2,100

James C. Powell,                               1999       $122,500       $ 28,800               15,000             $ 5,871
   President and Chief Operating  Officer      1998       $104,755       $ 20,602               10,000             $ 3,479
                                               1997        $96,246       $ 18,463                    0             $ 1,830

Stephen C. Hathaway,                           1999       $107,082       $ 25,200                8,000             $ 5,488
   Vice President and Chief Financial          1998        $95,771       $ 19,573                5,000             $ 3,225
   Officer                                     1997        $90,000       $ 22,493               74,000             $   618

Patrick E. Guire, Ph.D.,                       1999        $93,344       $ 20,880                    0             $ 4,781
   Senior Vice President and Chief             1998        $87,326       $ 17,922                5,000             $ 3,100
   Scientific Officer                          1997        $86,250       $ 16,327               20,000             $ 1,680

Walter H. Diers, Jr.,                          1999        $89,676       $ 20,644                8,000             $ 4,641
   Vice President of Corporate Development     1998        $85,157       $ 16,997                5,000             $ 2,894
                                               1997        $80,008       $ 14,577                    0             $ 1,642
___________________________


(1) Represents amounts earned under a bonus plan for the Company's officers enabling them to receive a payout of up to 24% of their base salary. The amount of the bonus is determined based on the achievement of certain revenue and profit goals for the year. The plan was reviewed and approved by the Board of Directors. Mr. Hathaway's bonus for fiscal 1997 includes an additional bonus paid upon commencement of employment with the Company.

(2)      Represents contributions made by the Company under its 401(k) plan.

Option/SAR Grants During 1999 Fiscal Year

         The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended September 30, 1999. The Company has not granted stock appreciation rights.

                                  Number of
                                  Securities          % of Total
                                  Underlying         Options/SARs
                                 Options/SARs         Granted to           Exercise or
                                   Granted           Employees in           Base Price            Expiration
    Name                           (#) (1)           Fiscal Year              ($/Sh)                 Date
   ------                        ----------          -----------            --------                 ----
Dale R. Olseth                      15,000                9.2%               $16.125               9/20/06

James C. Powell                     15,000                9.2%               $16.125               9/20/06

Stephen C. Hathaway                  8,000                4.9%               $16.125               9/20/06

Patrick E. Guire, Ph.D.                0                  N/A                   N/A                   N/A

Walter H. Diers, Jr.                 8,000                4.9%               $16.125               9/20/06
______________________


(1) Such options are exercisable annually as to 20% of the total number of shares commencing September 20, 2000.

Aggregated Option/SAR Exercises During 1999 Fiscal Year and Fiscal Year End Option/SAR Values

         The following table provides information related to the exercise of stock options during fiscal 1999 by the Named Executive Officers and the number and value of options held at fiscal year end by such persons:

                                                               Number of Unexercised
                                                               Securities Underlying       Value of Unexercised In-the-
                                                                Options at 9/30/99          Money Options at 9/30/99(1)
                                                             ----------------------------  ----------------------------
                               Shares
                            Acquired on         Value
Name                          Exercise        Realized(2)    Exercisable    Unexercisable    Exercisable     Unexercisable
----                          --------        --------       -----------    -------------    -----------     -------------
Dale R. Olseth                  160,000     $1,660,000         50,000         55,000            $488,250       $373,000

James C. Powell                  48,000     $  562,000         29,600         41,400            $286,800       $238,700

Stephen C. Hathaway               3,000     $   13,938         30,400         53,600            $297,450       $439,300

Patrick E. Guire, Ph.D.          24,000     $  270,000         31,000         24,000            $303,375       $226,000

Walter H. Diers, Jr.             30,000     $  319,438         13,000         24,000            $125,625       $147,000
________________________

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of September 30, 1999 on the Nasdaq National Market was $14.875.

(2) Value is equal to the difference between the closing price as quoted on the Nasdaq National Market on the date of exercise and the option exercise price per share multiplied by the number of shares to which the exercise relates.

                  APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL #3)

General

         On November 15, 1999, the Board of Directors adopted, subject to shareholder approval, the Company's 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

Description of the 1999 Employee Stock Purchase Plan

         Purpose. The purpose of the Stock Purchase Plan is to encourage stock ownership by the Company's employees and in so doing to provide an incentive to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

         Eligibility. The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the employees. Generally speaking, all full-time and part-time employees (including officers) of the Company who are customarily employed for more than 20 hours per week are eligible to participate in any of the phases of the Stock Purchase Plan. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock representing 5% or more of the total combined voting power or value of all classes of the stock of the Company cannot purchase stock through the Stock Purchase Plan. Currently, this limitation excludes Dale R. Olseth from participating. As of December 1, 1999, the Company had approximately 105 full-time and part-time employees eligible to participate.

         Administration; Term. The Stock Purchase Plan will be administered by the Compensation Committee. The Stock Purchase Plan gives broad powers to the Committee to administer and interpret the Stock Purchase Plan, including the authority to limit the number of shares that may be optioned under the Stock Purchase Plan during a phase. The Stock Purchase Plan will terminate on February 28, 2010, unless the Board of Directors extends the term of the Plan.

         Options. Unless otherwise determined by the Compensation Committee, phases of the Stock Purchase Plan will commence on March 1 and end on February 28/29 of each year, beginning March 1, 2000. Before the commencement date of the phase, each participating employee must elect to have a certain percentage of his or her compensation deducted during each pay period in such phase; provided, however, that the payroll deductions during a phase must be no more than 10% and no less than 1% of the participant's compensation. An employee may not increase his or her payroll deduction percentage during a phase. An employee may request that any further payroll deductions be discontinued or request a withdrawal of all accumulated payroll deductions at any time during the phase. An employee's payroll deduction election will continue for all future phases of the Stock Purchase Plan unless the employee changes his or her election or withdraws from the Plan. Based on the amount of accumulated payroll deductions made at the end of the phase, shares will be purchased by each employee at the termination date of such phase. The purchase price to be paid by the employees will be the lower of: (i) 85% of the average closing price of the Company's Common Stock quoted by the Nasdaq National Market over the five trading days immediately preceding the commencement date of the phase; or (ii) 85% of the average closing price of the Company's Common Stock quoted by the Nasdaq National Market over the five trading days immediately preceding the termination date of the phase. The closing price of one share of the Company's Common Stock on December 1, 1999 was $20.875 per share. As required by tax law, an employee may not, during any calendar year, receive options under the Stock Purchase Plan for shares which have a total fair market value in excess of $25,000 determined at the time such options are granted. Any amount not used to purchase shares will be carried over to the next phase, unless the employee requests a refund of that amount. If an employee withdraws his or her payroll deductions during a phase, the Company will pay interest on such funds to the employee. If the employee dies or terminates employment for any reason before the end of the phase, the employee's payroll deductions will be refunded, without interest.

         Amendment. The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code (the "Code"); provided, that no such revision or amendment may (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Stock Purchase Plan, or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan, without prior approval of the Company's shareholders, if such approval is required to comply with Code Section 423 or the requirements of Section 16(b) of the Securities Exchange Act of 1934 (the "Act").

         Shares Reserved. Under the Stock Purchase Plan, 100,000 shares of the Company's Common Stock have been reserved for issuance under the Stock Purchase Plan. The Board of Directors shall equitably adjust the number of shares reserved for grant, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits, stock dividends, combination of shares, reclassifications or similar transactions.

         Federal Income Tax Consequences of the Stock Purchase Plan. Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Code Sections 421 and 423. Employee contributions are made on an after-tax basis. Under existing federal income tax provisions, no income is taxable to the optionee upon the grant or exercise of an option if the optionee remains an employee of the Company or one of its subsidiaries at all times from the date of grant until three months before the date of exercise. In addition, certain favorable tax consequences may be available to the optionee if shares purchased pursuant to the Stock Purchase Plan are not disposed of by the optionee within two years after the date the option was granted nor within one year after the date of transfer of purchased shares to the optionee. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option.

         Plan Benefits. Because participation in the Stock Purchase Plan is voluntary, the future benefits that may be received by participating individuals or groups under the Stock Purchase Plan cannot be determined at this time.

Vote Required

         The Board of Directors recommends that the shareholders approve the 1999 Employee Stock Purchase Plan. Approval of the Stock Purchase Plan requires the affirmative vote of a majority of the shares represented at the meeting with authority to vote on such matter, but not less than the affirmative vote of 1,932,174 shares.


               ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION
                                  (PROPOSAL #4)

General

         As of December 3, 1999, 7,728,690 shares of Common Stock were outstanding and 7,271,310 shares of Common Stock were authorized but unissued. No shares of Preferred Stock were outstanding at such date. Of the unissued shares of Common Stock, approximately 447,880 were reserved for issuance pursuant to the Company's employee benefit plans. Accordingly, at December 3, 1999, there were approximately 6,823,430 shares of Common Stock available for general corporate purposes.

         The Board of Directors recommends that the authorized number of shares of Common Stock be increased from 15,000,000 shares to 45,000,000 shares. The Board also proposes that the Articles of Incorporation be amended to eliminate all references in the Articles to a class of Convertible Preferred Stock, shares of which class were automatically converted as part of the Company's initial public offering in 1998. If the Amendment to the Articles of Incorporation is approved, Section 3.1 of Article 3 of the Company's Articles of Incorporation will provide that the total number of authorized shares of the Company will be 50,000,000, consisting of 45,000,000 shares of Common Stock, $.05 par value per share, 150,000 shares of Series A Preferred Stock, $.05 par value per shares, which are the shares authorized for issuance in connection with the Company's Shareholder Rights Plan, and 4,850,000 undesignated shares. The full text of the proposed Amendment to the Articles of Incorporation is set forth in Appendix A hereto.

         The Board desires to increase the number of authorized shares of Common Stock to give the Board flexibility to declare stock dividends or stock splits at such times as the Board may deem appropriate; to give the Board flexibility to make acquisitions using stock; to adopt additional employee benefit plans or increase the shares available under existing plans; to raise equity capital or to use the additional shares for other general corporate purposes. Aside from shares currently reserved for issuance under employee benefit plans, the Board has not authorized the issuance of any additional shares, and there are no current agreements or commitments for the issuance of any additional shares.

         Shareholders of the Company have no preemptive rights with respect to the Common Stock and Preferred Stock for the Company. If this proposed amendment is adopted, the additional authorized shares of Common Stock will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, except where shareholder approval is required by stock exchange requirements or to obtain favorable tax treatment for certain employee benefit plans. Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Company is not proposing the increase in authorized shares in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, or solicitation in opposition to management.

Vote Required

         The Board of Directors recommends that the shareholders approve the Amendment to the Articles of Incorporation including the increase in the authorized shares of Common Stock. Approval of the Amendment requires the affirmative vote of a majority of the shares represented at the meeting with authority to vote on such matter, but not less than the affirmative vote of 1,932,174 shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to Insiders were complied with.


                          INDEPENDENT PUBLIC ACCOUNTANT

         Arthur Andersen LLP acted as the Company's independent public accountant for fiscal 1999. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company's shareholders.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2001 annual meeting of shareholders must be received by the Company by August 16, 2000, to be considered for inclusion in the Company's proxy statement and related proxy for the 2001 annual meeting.

         Also, if a shareholder proposal intended to be presented at the 2001 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after October 29, 2000, then management named in the Company's proxy form for the 2001 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1999, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

         The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules thereto. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB, upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibit(s). Requests for copies of such report and/or exhibits(s) should be directed to Mr. Stephen C. Hathaway, Vice President and Chief Financial Officer, at the Company's principal address.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Dale R. Olseth
                                          Chairman and Chief Executive Officer
Dated:  December 14, 1999
        Eden Prairie, Minnesota

                                   APPENDIX A

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                                 SURMODICS, INC.


Section 3.1 of Article 3 is amended to read as follows:

         3.1) Authorized Shares. The aggregate number of shares which the corporation shall have the authority to issue shall be 50.0 million, 45.0 million of which shall be designated Common Stock, $.05 Par Value; 4.85 million of which shall be undesignated shares and 150,000 of which shall be designated Series A Preferred Stock, $.05 Par Value (hereinafter referred to as the "Series A Preferred Stock"). (The Common Stock, any shares issued from the undesignated shares, and the Series A Preferred Stock are hereinafter referred to collectively as the "Capital Stock.") The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional shares of Common Stock or Series A Preferred Stock), and to fix the relative rights and preferences of each such class or series.

Section 4.1 of Article 4 is amended to read as follows:

         4.1) Voting Privileges. Unless otherwise provided in these Articles of Incorporation, each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of the corporation.

Section 4.4 of Article 4 is amended to read as follows:

         4.4) Distributions. Except as otherwise provided in these Articles of Incorporation, on the liquidation, dissolution or winding up of the corporation, shares of Capital Stock shall share ratably in any dividends or distributions of the corporation, whether paid in cash, property or stock.

Section 4.5 of Article 4, entitled "Series A Convertible Preferred Stock," is deleted in its entirety.

Section 6.1 of Article 6 is amended to read as follows:

         6.1) Any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

Article 7, entitled "Incorporators," is deleted in its entirety.

                                 SURMODICS, INC.
                            PROXY FOR ANNUAL MEETING
                           Of Shareholders To Be Held
                                January 24, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned hereby appoints DALE R. OLSETH and STEPHEN C. HATHAWAY, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of SurModics, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, at 4:00 p.m. (Minneapolis time) on January 24, 2000, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                       SURMODICS, INC. 2000 ANNUAL MEETING
    The Board of Directors recommends that you vote FOR each proposal below.


1.  Set the number of directors at seven (7)                   [  ]  FOR     [  ] AGAINST     [  ] ABSTAIN

2.  Elect Class I directors:  1 - Donald S. Fredrickson, M.D.  [  ] FOR all nomi-             [  ] WITHHOLD AUTHORITY
                              2 - Patrick E. Guire, Ph.D.           nees listed to the             to vote for all nominees
                                                                    left (except as                listed to the left.
                                                                    specified below).

(Instructions:  To withhold authority to vote for any indicated
nominee, write the name of the nominee(s) in the box provided
to the right).                                                 [_________________________]

3.   Approve the 1999 Employee Stock Purchase Plan:            [  ]  FOR     [  ] AGAINST     [  ] ABSTAIN

4.   Adopt an Amendment to the Articles of Incorporation,      [  ]  FOR     [  ] AGAINST     [  ] ABSTAIN
     including an increase of the authorized Common Stock
     from 15,000,000 to 45,000,000 shares.

5. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof.

Check appropriate box.
Indicate changes below:
Address Change? [  ]  Name Change? [  ]  Date____________    NO. OF SHARES

                                           Attending Meeting?  [  ]   [_______________________]
                                                                      Signature(s) in Box
                                                                      PLEASE DATE AND SIGN ABOVE
                                                                      exactly as name appears at the left indi-
                                                                      cating, where appropriate, official position
                                                                      or representative  capacity.  For stock held in
                                                                      joint tenancy, each joint tenant should sign.


                                 SURMODICS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN


                        ARTICLE I - ESTABLISHMENT OF PLAN

1.01 Adoption by Board of Directors. By action of the Board of Directors of SurModics, Inc. (the "Corporation") on November 15, 1999, subject to approval by its shareholders, the Corporation has adopted an employee stock purchase plan pursuant to which eligible employees of the Corporation and certain of its Subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of this Plan are set forth in this plan document, as amended from time to time as provided herein. The Corporation intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02 Shareholder Approval and Term. This Plan shall become effective upon its adoption by the Board of Directors and shall terminate February 28, 2010; provided, however, that the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the Plan is adopted by the Board in the manner provided under Code Section 423 and the regulations thereunder; and provided, further that the Board of Directors may extend the term of the Plan for such period as the Board, in its sole discretion, deems advisable. In the event the shareholders fail to approve the Plan within twelve (12) months after the Plan is adopted by the Board, this Plan shall not become effective and shall have no force and effect, participation in the Plan shall immediately cease, all outstanding options shall immediately be canceled and all payroll deductions shall be returned to the Participants without interest. No shares of stock shall be issued to any Participant for any Phase unless and until the shareholders approve the Plan within such twelve-month period.


                              ARTICLE II - PURPOSE

2.01 Purpose. The primary purpose of the Plan is to provide an opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation's employ, to improve operations, to increase profits and to contribute more significantly to the Corporation's success.

                            ARTICLE III - DEFINITIONS

3.01 "Administrator" means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02 "Board of Directors" or "Board" means the Board of Directors of SurModics, Inc.

3.03 "Compensation" means the Participant's base compensation, excluding commissions, overtime and all bonuses.

3.04              "Corporation" means SurModics, Inc., a Minnesota corporation.

3.05 "Eligible Employee" means any employee who, as determined on or immediately prior to an Enrollment Period, is a United States full-time or part-time employee of the Corporation or one of its Subsidiaries and is customarily employed for more than twenty (20) hours per week.

3.06 "Enrollment Period" means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.

3.07 "Fiscal Year" means the fiscal year of the Corporation, which is the twelve-month period beginning October 1 and ending September 30 each year.

3.08 "Participant" means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions, but shall exclude those employees subject to the limitations described in Section
                  9.03 below.

3.09 "Phase" means the period beginning on the date that the option was granted, otherwise referred to as the commencement date of the Phase, and ending on the date that the option was exercised, otherwise referred to as the termination date of the Phase.

3.10              "Plan" means the SurModics, Inc. 1999 Employee Stock Purchase
                  Plan.

3.11              "Stock" means the voting common stock of the Corporation.

3.12 "Subsidiary" means any corporation defined as a subsidiary of the Corporation in Code Section 424(f) as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Corporation under Code Section 424(f) as the Board approves to participate in this Plan from time to time.

                           ARTICLE IV - ADMINISTRATION

4.01 Administration. Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

                           (a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

                           (b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

                           (c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

                           (d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

                         ARTICLE V - PHASES OF THE PLAN

5.01 Phases. The Plan shall be carried out in one or more Phases of twelve (12) months each. Unless otherwise determined by the Administrator, in its discretion, Phases shall commence on March 1 of each fiscal year during the term of the Plan, with the first phase commencing on March 1, 2000, and ending on February 28, 2001. No two Phases shall run concurrently.

                  Notwithstanding anything in the Plan to the contrary, the Administrator may, in its sole discretion, designate a special commencement date for a phase but only with respect to those individuals who become Eligible Employees after March 1 in connection with a merger, purchase or similar transaction. Such special phase shall terminate on the following February 28/29.

5.02 Limitations. The Administrator may, in its discretion, limit the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 is issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be canceled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions authorized by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of a Phase exceeds the number of shares of Stock remaining reserved under
                  Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock for which options are to be granted exceeds the number of shares designated for option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions which otherwise would have been made on behalf of Participants shall be reduced accordingly.


                            ARTICLE VI - ELIGIBILITY

6.01 Eligibility. Subject to the limitations described in Section 9.03, each employee who is an Eligible Employee on or immediately prior to the commencement of a Phase shall be eligible to participate in such Phase; provided, however, that the Administrator may, in its sole discretion, establish a special eligibility date for certain Eligible Employees who become eligible to participate in the Plan in connection with a merger, purchase or similar transaction pursuant to Section
                  5.01. If, in the discretion of the Administrator, any Phase commences on a date other than March 1, whether an employee is an Eligible Employee shall be determined on a date selected by the Administrator.


                           ARTICLE VII - PARTICIPATION

7.01 Participation. Participation in the Plan is voluntary. An Eligible Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase.

7.02 Subsequent Phases. An Eligible Employee who elects to participate in a Phase of a fiscal year shall be deemed to have elected to participate in each subsequent Phase unless such Participant elects to discontinue payroll deductions during a Phase or exercises his or her right to withdraw amounts previously withheld, as provided under Article X hereof. In such event, such Participant must complete a change of election form or a new Plan enrollment form and file such form with the Administrator during the Enrollment Period prior to the next Phase with respect to which the Eligible Employee wishes to participate.


                   ARTICLE VIII - PAYMENT: PAYROLL DEDUCTIONS

8.01 Enrollment. Each Eligible Employee electing to participate shall indicate such election on the Plan enrollment form and designate therein a percentage of such Participant's Compensation during each pay period during the Phase. Subject to the Participant's right to discontinue payroll deductions as provided in Section 10.02 and the limitations contained in
                  Section 9.03(a), such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant's Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator.

8.02 Payroll Deductions. Payroll deductions for a Participant shall commence with the paycheck issued immediately after the commencement date of the Phase and shall terminate with the paycheck issued immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article X hereof. The authorized payroll deductions shall be made over the pay periods of such Phase by deducting from the Participant's Compensation for each such pay period that percentage specified by the Participant in the Plan enrollment form.

                  Unless the Participant elected to discontinue payroll deductions or exercised his or her right to withdraw all accumulated payroll deductions previously withheld during the preceding Phase (in which event the Participant must complete a change of election form or a new Plan enrollment form, as the case may be, to continue participation for any subsequent Phase), the Corporation shall continue to withhold from such Participant's Compensation the same designated percentage specified by the Participant in the most recent Plan enrollment form previously completed by the Participant for all subsequent Phases; provided, however, that the Participant may, if he or she so chooses, discontinue payroll deductions for any or all such subsequent Phases by properly completing a new enrollment form during the Enrollment Period for such subsequent Phase and delivering such form to the Administrator by the due date for receipt of such forms for that Phase.

8.03 Change in Compensation During a Phase. In the event that the Participant's Compensation is increased or decreased during a Phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations in Article IX. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

8.04 Decreases During a Phase. In addition to the right to discontinue or withdraw payroll deductions during a Phase as provided in Article X, a Participant may decrease the percentage of Compensation designated to be deducted as payroll deductions during a Phase (but not below 1%) by completing and filing such forms as the Administrator may require. Such decrease shall be effective with the next payroll period beginning after the date that the Administrator receives such forms and shall apply to all remaining Compensation paid during the Phase. The Participant may exercise the right to decrease his or her payroll deductions only once during each Phase.


                              ARTICLE IX - OPTIONS

9.01 Grant of Option. Subject to Article X, a Participant who has elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount to be credited to the Participant's account by the option price per share set forth in Section 9.02(a) below. The option price per share for such Stock shall be determined under Section 9.02 hereof, and the number of shares exercisable shall be determined under Section
                  9.03 hereof.

9.02 Option Price. Subject to the limitations hereinbelow, the option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

                           (a) Eighty-five percent (85%) of the average closing price for a share of the Corporation's Stock as reported on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange over the five (5) trading days immediately preceding the commencement date of the Phase; or

                           (b) Eighty-five percent (85%) of the average closing price for a share of the Corporation's Stock as reported on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange over the five (5) trading days immediately preceding the termination date of the Phase.

                  If the Corporation's Stock is not listed on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation's Stock as of the commencement date of the Phase; or (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such "fair market value" shall be determined by the Board.

9.03              Limitations. No employee shall be granted an option hereunder:

                           (a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation or its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

                           (b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code and the regulations thereunder shall apply.

                           (c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04 Exercise of Option. Subject to a Participant's right to withdraw in the manner provided in Section 10.01, a Participant's option for the purchase of shares of Stock will be exercised automatically on the termination date of that Phase. However, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated by the Participant in his or her bookkeeping account during such Phase.

9.05 Delivery of Shares. As promptly as practicable after the termination of any Phase, the Corporation's transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant's option. The Corporation may, in its sole discretion, arrange with the Corporation's transfer agent or other authorized representative to establish, at the direction of the Participant, individual securities accounts to which will be credited that number of whole shares of Stock that are purchased upon such exercise, such securities account to be subject to such terms and conditions as may be imposed by the transfer agent or authorized representative.

                  The shares of the Corporation's common stock to be delivered to a Participant pursuant to the exercise of an option under
                  Section 9.04 of the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the termination date of the Phase, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

                  Any accumulated payroll deductions remaining after the exercise of the Participant's option shall be returned to the Participant, without interest, on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of next Phase; provided, however, that the Corporation may, under rules of uniform application, retain such remaining amount in the Participant's bookkeeping account and apply it toward the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.


                            ARTICLE X - WITHDRAWAL OR
                     DISCONTINUATION OF PAYROLL WITHHOLDINGS

10.01 Withdrawal. Once during the Phase, a Participant may request a withdrawal of all accumulated payroll deductions then credited to the Participant's bookkeeping account by completing a change of election form and filing such form with the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. As soon as administratively feasible after such payroll period, all payroll deductions credited to a bookkeeping account for the Participant will be paid to such Participant, with interest at the semi-annual short-term federal rate in effect as of the commencement date of the Phase, compounded monthly, from the commencement date of the Phase through the date of payment. No further payroll deductions will be made during that Phase or any future Phase unless the Participant completes a new Plan enrollment form as provided in Section
                  8.02 above. If the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals of payroll deductions are not permitted.

                  Notwithstanding the foregoing, in order to be effective for a particular Phase, the Participant's request for withdrawal must be properly completed and received by the Administrator on or before the date immediately preceding the termination date of the Phase established by the Administrator. Requests for withdrawal that are received after that due date shall not be effective and no withdrawal shall be made, unless otherwise determined by the Administrator.

10.02 Discontinuation. At any time during the Phase, a Participant may also request that the Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing a change of election form and filing such form with the Administrator on or before the date immediately preceding the termination date of the Phase established by the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. Upon the effective date of the Participant's request, the Corporation will discontinue making payroll deductions for such Participant for that Phase, and all future Phases, unless the Participant completes another change of election form as provided above.


                     ARTICLE XI - TERMINATION OF EMPLOYMENT

11.01 Termination. If, on or before the termination date of any Phase, a Participant's employment terminates with the Corporation for any reason, voluntarily or involuntarily, including by reason of retirement or death, the payroll deductions credited to such Participant's bookkeeping account for such Phase, if any, will be returned to the Participant, without interest, and any options granted to such Participant under the Plan shall immediately lapse and shall not be exercisable. The return of such payroll deductions shall be made to the Participant as soon as administratively practicable following the Participant's termination of employment. In the event that such termination occurs near the end of a Phase and the Corporation is unable to discontinue payroll deductions for such Participant for his or her final paycheck(s), such deductions shall still be made but shall be returned to the Participant as provided herein. In no event shall the accumulated payroll deductions be used to purchase any shares of Stock.

                  If the option lapses as a result of the Participant's death, any accumulated payroll deductions credited to the Participant's bookkeeping account will be paid to the Participant's estate, without interest. In the event a Participant dies after exercise of the Participant's option but prior to delivery of the Stock to be transferred pursuant to the exercise of the option under Section 9.04 above, any such Stock and/or accumulated payroll deductions remaining after such exercise shall be paid by the Corporation to the Participant's estate.

                  The Corporation will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the cash credited to the Participant's bookkeeping account during any Phase of the Plan.

11.02 Subsidiaries. In the event that any Subsidiary ceases to be a Subsidiary of the Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.01 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.


                    ARTICLE XII - STOCK RESERVED FOR OPTIONS

12.01 Shares Reserved. One Hundred Thousand (100,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 100,000 shares may be adjusted in accordance with Section
                  14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02 Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in
                  Section 9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 14.01 hereof.


                   ARTICLE XIII - ACCOUNTING AND USE OF FUNDS

13.01 Bookkeeping Account. Payroll deductions for Participants shall be credited to bookkeeping accounts, established by the Corporation for each such Participant under the Plan. A Participant may not make any cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds. Except as otherwise provided in
                  Section 10.01, Participants shall not be entitled to interest on the amounts credited to such bookkeeping accounts.


                       ARTICLE XIV - ADJUSTMENT PROVISION

14.01 General. Subject to any required action by the shareholders of the Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Eligible Employees to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

                  In the event of sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:

                           (a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article VIII hereof;

                           (b) The complete termination of this Plan and a refund of amounts credited to the Participants' bookkeeping accounts hereunder; or

                           (c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

                  In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                   ARTICLE XV - NONTRANSFERABILITY OF OPTIONS

15.01 Nontransferability. Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant's lifetime.

15.02 Nonalienation. Neither payroll deductions granted to a Participant's account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.


                     ARTICLE XVI - AMENDMENT AND TERMINATION

16.01 General. The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Section
                  14.01 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall:

                           (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

                           (b) modify the group of Subsidiaries whose employees may be eligible to participate in the Plan or materially modify any other requirements as to eligibility for participation in the Plan; or

                           (c) materially increase the benefits accruing to Participants under the Plan;

                  without the approval of the Corporation's shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.


                             ARTICLE XVII - NOTICES

17.01 General. All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation or the Administrator from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.